SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: May 11, 2006
FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-12379 (Commission File Number)	31-1042001 (IRS Employer Identification No.)

300 High Street Hamilton, Ohio (Address of principal executive offices)		45011 (Zip Code)
Registrant’s telephone number, including area code: (513) 867-5447
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	First Financial Bancorp.
Item 8.01 Other Events.
On May 12, 2006, First Financial Bancorp. announced that its subsidiary, First Financial Bank N.A., signed definitive agreements five branches in Central Indiana and Michigan. First Financial Bank will sell three of its Central Indiana banking offices to Mutual Federal Savings Bank, a subsidiary of MutualFirst Financial Inc. of Muncie, Indiana. In an earlier release dated April 24, 2006, First Financial Bancorp had said it intended to close these branches.
First Financial Bank has signed a definitive agreement to sell its two branches in Michigan to Chemical Bank, a subsidiary of Chemical Financial Corporation, Midland, Michigan. First Financial Bancorp had announced on April 24, 2006, that it intended to sell these branches.
Subject to regulatory approval, these sales are expected to be completed in the third quarter of 2006. The combined after-tax gain on the sale of $60 million in deposits and $77 million in loans is estimated to be approximately $5 million or $0.13 per share and will be recognized when the transactions are completed.
The sale is part of First Financial’s branch rationalization plan previously announced.
A copy of the press release is attached as Exhibit 99.1.
Item 9.01 Exhibits.
     (c) Exhibit:
99.1	First Financial Bancorp. Press Release dated May 12, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.
By:	/s/ J. Franklin Hall
J. Franklin Hall
Senior Vice President and Chief Financial Officer

Date: May 15, 2006

Form 8-K	First Financial Bancorp.
Exhibit Index

Exhibit No.	Description

99.1	First Financial Bancorp. Press Release dated May 12, 2006.